UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2015
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Laboratory Corporation of America Holdings (the "Company") was held on May 13, 2015. As of March 16, 2015, the date of record for determining the Company's stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 100,436,307 shares of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 88,292,555 shares of the Company's issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals presented at the Annual Meeting are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2015. The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1.
The Company's stockholders elected the following persons, who were listed in the Company's proxy statement for the Annual Meeting, to the Company's Board of Directors to hold office for the term expiring at the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
David P. King	77,984,766	3,177,863	304,537	6,825,389
Kerrii B. Anderson	81,273,860	154,323	38,983	6,825,389
Jean-Luc Bélingard	80,792,607	631,153	43,406	6,825,389
D. Gary Gilliland, M.D., Ph.D.	81,234,030	101,361	41,775	6,825,389
Garheng Kong, M.D., Ph.D.	80,635,046	790,329	41,791	6,825,389
Robert E. Mittelstaedt, Jr.	80,876,391	548,556	42,219	6,825,389
Peter M. Neupert	80,966,091	458,367	42,708	6,825,389
Adam H. Schechter	81,312,550	112,021	42,595	6,825,389
R. Sanders Williams, M.D.	81,321,739	101,914	43,513	6,825,389

Proposal 2.
The Company’s stockholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,020,842	2,291,030	155,294	6,825,389

Proposal 3.
The Company's stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,591,395	642,356	58,804

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

May 15, 2015